Filed pursuant to Rule 424(b)(5)

Registration No. 333-268873

Prospectus Supplement
(To Prospectus dated December 19, 2022)

1,535,000 Class A Ordinary Shares

APTORUM GROUP LIMITED

This is an offering of the securities of Aptorum Group Limited (the “Company”, “we”, “our”, “us”, “APM”), a Cayman Islands exempted company with limited liability.

This prospectus supplement and the accompanying base prospectus relates to an offering of an aggregate of 1,535,000 Class A Ordinary Shares (the “Shares”) of the Company, par value $0.00001 per share (the “Class A Ordinary Shares”), pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of January 2, 2025, between the Company and the purchasers identified on the signature pages thereto. The purchase price of each Share is $2.00.

We have retained Maxim Group LLC (the “Placement Agent” or “Maxim”) as our placement agent to use its “reasonable best efforts” to solicit offers to purchase our shares in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities.

We will pay all of the expense’s incident to the registration, offering and sale of the Shares under this prospectus supplement and the accompanying base prospectus.

Our Class A Ordinary Shares are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “APM” On December 31, 2024, the last reported sale price of our Class A Ordinary Shares on Nasdaq was US$2.80 per share.

The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates, or public float, as of December 31, 2024, was approximately US$9.67 million, which was calculated based on 3,452,747 Class A Ordinary Shares held by non-affiliates as of December 31, 2024, and a per share price of US$2.80, which was the closing price of our Class A Ordinary Shares on Nasdaq on December 31, 2024. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our outstanding ordinary shares held by non-affiliates remains below US$75,000,000. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not sold securities in a public primary offering pursuant to General Instruction I.B.5 of Form F-3.

Investors are cautioned that you are not buying shares of a Cayman Islands, Hong Kong, or Nevada-based operating companies but instead are buying shares of a Cayman Islands holding company with operations conducted by our subsidiaries based in the Cayman Islands, Hong Kong, and Nevada, and that this structure involves unique risks to investors.

This is an offering of the Class A ordinary shares of the Cayman Islands holding company. We conduct our business through the subsidiaries in Cayman Islands, Hong Kong, and Nevada. You will not and may never have direct ownership in the operating entities based in Cayman Islands, Hong Kong, and Nevada.

Throughout this prospectus, unless the context indicates otherwise, references to “us,” “our,” “Aptorum,” “we,” the “Company,” the “group” and similar designations refer to Aptorum Group Limited, a Cayman Islands exempted company with limited liability. References to “Subsidiaries,” or “Operating Subsidiaries” refer to the Aptorum’s subsidiaries established under the laws of the Cayman Islands, Hong Kong, and Nevada. References to “Group” are to Aptorum and its consolidated subsidiaries collectively.

Investing in our Class A Ordinary Shares involves a high degree of risk. Before buying any Class A Ordinary Shares, you should carefully read the discussion of material risks of investing in our Class A Ordinary Shares in “Risk Factors” beginning on page S-6 of this prospectus supplement.

The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the ‘‘Risk Factors’’ section of this prospectus, and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in the applicable prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission, the Cayman Islands Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A Ordinary Share	Total
Public offering price	$2.00	$3,070,000
Placement Agent fees(1)	$0.14	$214,900
Proceeds to us, before expenses(2)	$1.86	$2,855,100

(1)	We have agreed to pay the Placement Agent a cash fee equal to seven percent (7.0%) of the aggregate gross proceeds of this offering.
(2)	We have agreed to pay all expenses relating to the placement, which includes up to $50,000 for reasonable legal fees and disbursements for Placement Agent’s counsel.

We expect that delivery of the Class A Ordinary Shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about January 3, 2025, subject to customary closing conditions.

Maxim Group LLC

The date of this prospectus supplement is January 2, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. Neither we nor the Sales Agent are making an offer to sell any securities in jurisdictions where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the ordinary shares or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any securities in any jurisdiction in which such offer or invitation would be unlawful.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On December 19, 2022, we filed with the SEC a registration statement on Form F-3 (File No. 333-268873) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on January 19, 2023. Under this shelf registration process, we may, from time to time, sell up to $125 million in the aggregate of Class A Ordinary Shares, preferred shares, warrants, units, and debt securities. We are selling $3,070,000 worth of Class A Ordinary Shares in this offering and as of the date of this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this ordinary shares offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under any Current Report on Form 6-K into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act, into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “APM,” the “Company,” “we,” “us” and “our” or similar terms refer to refer to Aptorum Group Limited, a Cayman Islands company and its consolidated subsidiaries.

S-ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. You are cautioned not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus supplement. Each forward-looking statement speaks only as of the date this prospectus supplement or, in the case of documents incorporated by reference, the date of the applicable document (or any earlier date indicated in the statement), and except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. We qualify all such forward-looking statements by these cautionary statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section, the financial statements and the notes to the financial statements incorporated herein by reference, and the documents that we incorporate by reference herein.

Our Business

We are a clinical stage biopharmaceutical company dedicated to the discovery, development, and commercialization of therapeutic assets to treat diseases with unmet medical needs, particularly in oncology (including orphan oncology indications) and infectious diseases. The pipeline of Aptorum is also enriched through (i) the establishment of drug discovery platforms that enable the discovery of new therapeutics assets through, e.g. systematic screening of existing approved drug molecules, and microbiome-based research platform for treatments of metabolic diseases, and (ii) the co-development of PathsDx Test, a novel molecular-based rapid pathogen identification and detection diagnostics technology, with Accelerate Technologies Pte Ltd, commercialization arm of the Singapore’s Agency for Science, Technology and Research.

Based on our evaluation of preliminary data and our consideration of a number of factors including substantial unmet needs, benefits over existing therapies, potential market size, competition in market, the Company decides how to prioritize its resources among projects. Our Lead Projects refer to ALS-4, SACT-1, and PathsDx Test (formerly known as RPIDD). Overall, our rationale for selecting Lead Projects is not based on any mechanical formula or rigid selection criteria, but instead focused on a combination of the factors and individual attributes of the Lead Projects themselves.

Our current business consists of “therapeutics” and “non-therapeutics” segments. However, our focus is on the therapeutics segments. Because of the risks, costs and extended development time required for successful drug development, we have determined to pursue projects within our non-therapeutics segments, such as diagnostics technology that may be brought to market and generate revenue more quickly.

Therapeutics Segment. In our therapeutics segment (“Aptorum Therapeutics Group”), we are currently seeking to develop various drug molecules (including projects seeking to use extracts or derivatives from natural substances to treat diseases) and certain technologies for the treatment of human disease conditions to tackle unmet needs, in particular, two of our Lead Projects targeting infectious disease and cancer (including orphan oncology indications). Aptorum Therapeutics Group is operated through Aptorum’s wholly-owned subsidiary, Aptorum Therapeutics Limited, a Cayman Islands exempted company with limited liability, whose principal place of business is in Hong Kong and whose subsidiaries (who we sometimes refer to herein as project companies) are based in the United Kingdom, Singapore and Hong Kong.

Non-Therapeutics Segment. The non-therapeutics segment (“Aptorum Non-Therapeutics Group”) refers to diagnostics projects including PathsDx Test, a novel molecular-based rapid pathogen identification and detection diagnostics technology. PathsDx Test technology is currently under co-development with A*STAR. The core objectives of PathsDx Test are to rapidly and accurately identify and detect existing or emerging unknown pathogens (including DNA/RNA-based viruses such as coronavirus, antibiotic-resistant bacteria, fungi, etc.), in a cost-effective, unbiased and broad-spectrum manner, through liquid biopsy (patients’ blood samples and is potentially adaptable for other sample types), genome sequencing and artificial intelligence driven software analytics. A key objective is also to develop PathsDx Test to leverage existing and emerging Next-Generation Sequencing platforms for pathogenic genome sequencing analysis.

Our goal is to develop a broad range of novel and repurposed therapeutics and diagnostics technology across a wide range of disease/therapeutic areas. Key components of our strategy for achieving this goal include: (for details of our strategy, See “Item 4. Information on the Company – B. Business Overview – Our Strategy” in our annual report on Form 20-F filed on April 30, 2024)

●	Developing therapeutic and diagnostic innovations across a wide range of disease/therapeutic areas;

●	Selectively expanding our portfolio with potential products that may be able to attain orphan drug designation and/or satisfy current unmet medical needs;

●	Collaborating with leading academic institutions and CROs;

●	Expanding our in-house pharmaceutical development center;

●	Leveraging our management’s expertise, experience and commercial networks;

●	Obtaining and leveraging government grants to fund project development.

We have devoted a substantial portion of the proceeds from our offerings to our Lead Projects. Our Lead Projects are ALS-4, SACT-1 and PathsDx Test. In March 2023, we announced that we completed the Pre-IND discussions with the US FDA on ALS-4. With the positive feedback on the overall development strategy from the US FDA, we are proceeding towards the IND submission of ALS-4. In March 2023, we also announced the completion of the End of Phase 1 (EOP1) meeting of SACT-1 with the US FDA. The FDA generally agreed with the chemistry-manufacturing-control (CMC) strategy and our proposed clinical development plan for SACT-1 Phase 1/2 trials. We commenced clinical validation of our molecular based PathsDx Test and will continue to undergo validations in parallel with its pre-commercialization process.

During the second quarter of 2023, the Company made a decision to streamline its operations by terminating clinic services and suspending non-lead R&D projects. This measure is aimed at optimizing the allocation of our resources and focusing our efforts on advancing our lead projects, which hold the most promise for commercial success and beneficial impact. This decision aligns with our commitment to enhance shareholder value and effectively drive our core objectives forward in the competitive landscape.

In 2024, we determined it was best to focus all of our attention and resources on completing the potential merger with YOOV, as further explained below, and therefore paused the majority of our R&D activities during that time; following the termination of the related merger agreement with YOOV in the fourth quarter of fiscal 2024, we determined that searching for other business combination opportunities could maximize shareholder value, and our R&D activities remain suspended.

Proposed Merger and Subsequent Termination of Merger Agreement

On March 1, 2024, we entered into an Agreement and Plan of Merger with YOOV Group Holding Limited, a company organized under the laws of British Virgin Islands (“YOOV”). Upon consummation of the transactions contemplated by the Merger Agreement, a wholly-owned subsidiary set up solely for purpose of this transaction under the laws of the British Virgin Islands (“Merger Sub”) would merge with and into YOOV, with YOOV surviving the merger as a wholly-owned subsidiary of Aptorum (collectively, the “Merger”). The existing YOOV shareholders and our shareholders were expected to own approximately 90% and 10%, respectively, of the outstanding shares of the combined company immediately following the closing of the Merger. On October 25, 2024, the parties to the Merger Agreement entered into a certain termination agreement (the “Termination Agreement”), pursuant to which the parties agreed to terminate the Merger Agreement on the date thereof (the “Termination Date”), and the Merger Agreement shall be null and void and of no further force or effect.

The foregoing is only a brief description of the Merger and does not purport to be a complete description of the proposed terms of the Merger and is qualified in its entirety by reference to the Merger Agreement and the Termination Agreement.

Potential Take-Over

On March 27, 2023, we entered into a non-binding Letter of Intent and Term Sheet to acquire (“Transaction”) 100% of URF Holding Group Limited and its underlying businesses (collectively “U Group”). U Group’s major revenue drivers include, but are not limited to, commercial property rentals, property/premise management, collaborative consumer product sales, innovative consumer brand awareness building, event management, product promotions and related consulting businesses. Currently, it is contemplated that the Transaction will occur via a reverse takeover of the Company, which would result in the continued listing of the combined entity on Nasdaq. As consideration for the Transaction, the Company will issue such number of the Company’s unregistered Class A Ordinary Shares to the shareholders of U Group corresponding to the higher of (i) the pre-acquisition valuation of the Company or (ii) 15% of the fully diluted capital of the combined business. Upon the closing of the Transaction, existing shareholders of U Group and the Company will own 85% and 15% of the combined business, respectively. Subject to the closing of the Transaction, it is contemplated that (but not limited solely to such methods) the Company will distribute its existing biotechnology businesses and assets in such relevant manner (or such other similar mechanics to the extent permitted by law) to its pre-acquisition shareholders on a pari-passu basis.

The Transaction is subject to, among other things, the execution of a mutually agreeable definitive agreement, completion of due diligence, fairness opinions, shareholders’ approvals, if necessary, delivery of relevant financial statements, board of directors and special committee approvals and satisfaction of all regulatory and Nasdaq approvals, where relevant. There can be no assurance that a definitive agreement will be entered into or that the proposed transaction will be consummated on the terms set forth herein or at all. Therefore, it is possible that the Transaction may never occur.

The foregoing is only a brief description of the Transaction and does not purport to be a complete description of the proposed terms of the Transaction and is qualified in its entirety by reference to the Term Sheet and the definitive documents, if materialized.

Potential Disposition

On May 1, 2023, Aptorum Therapeutics Limited, a wholly owned subsidiary of the Company (“Aptorum Therapeutics”), entered into a non-binding Letter of Intent and Term Sheet regarding the sale (the “Disposition”) of Paths Innovation Limited and its subsidiary, Paths Diagnostics Pte Ltd. (collectively, the “Targets”) to Universal Sequencing Technology Corporation (“UST”). UST is dedicated to the development and commercialization of advanced proprietary DNA sequencing technologies. Paths Innovation Limited currently holds, through its majority owned subsidiary Paths Diagnostics Pte. Limited, the PathsDx technology – a liquid biopsy NGS based technology for the diagnostics of infectious diseases. As consideration for the Disposition, UST will issue such number of UST’s shares to Aptorum Therapeutics valued at 18.75% of the combined business.

The Disposition is subject to, among other things, the execution of a mutually agreeable definitive agreement, completion of due diligence, respective directors, and shareholder approvals where relevant. There can be no assurance that a definitive agreement will be entered into or that the proposed transaction will be consummated on the terms set forth herein or at all. Therefore, it is possible that the Disposition may never occur.

The foregoing is only a brief description of the Disposition and does not purport to be a complete description of the proposed terms of the Disposition and is qualified in its entirety by reference to the Term Sheet and the definitive documents, if materialized.

At the Market Offering

On March 26, 2021, the Company entered into an at the market offering agreement (the “Sales Agreement”), with H.C. Wainwright & Co., LLC, acting as our sales agent (the “Sales Agent”), relating to the sale of our Class A Ordinary Shares, offered pursuant to the prospectus supplement and the accompanying prospectus to the registration statement on Form F-3 (File No. 333-268873) (such offering, the “ATM Offering”, or “At The Market Offering”). In accordance with the terms of the Sales Agreement, as of the date of this prospectus supplement, we may offer and sell shares of our Class A Ordinary Shares having an aggregate offering price of up to $1,552,575 from time to time through the Sales Agent under such prospectus supplement and the accompanying prospectus. As of the date of this prospectus supplement, we have issued 215,959 Class A Ordinary Shares pursuant to the ATM Offering.

Nasdaq Deficiency Notice

As announced on a Form 6-K filed on May 5, 2023, the Company has received a letter from the Nasdaq Stock Market LLC (“Nasdaq”) Listing Qualifications Department notifying the Company that it is not currently in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Global Market. Nasdaq Listing Rule 5450(b)(1)(A) requires listed companies to maintain stockholders’ equity of at least $10,000,000, and the Company’s stockholders’ equity was $7,833,305 as of December 31, 2022. In accordance with Nasdaq rules, the Company has 45 calendar days, or until June 20, 2023, to submit a plan to regain compliance. If the plan is accepted, Nasdaq can grant an extension of up to 180 calendar days from the date of the letter, or until October 31, 2023, to evidence compliance.

On August 8, 2023, the Company received an approval letter (the “Nasdaq Approval Letter”) from the Nasdaq Listing Qualifications department indicating that the staff has approved the Company’s application to transfer its Class A Ordinary Shares to the Nasdaq Capital Market. The Company’s securities were transferred to the Nasdaq Capital Market at the opening of business on August 10, 2023, with the trading activities of its Class A Ordinary Shares were not affected. Upon effectiveness of this transfer, the previous two listing deficiencies regarding minimum stockholder’s equity and minimum market value of publicly held shares were cured.

Corporate Information

Our principal executive office is located at 17 Hanover Square, London W1S 1BN, United Kingdom. Our telephone number is +44 20 80929299.

Our website is www.aptorumgroup.com. The information on our website is not part of this prospectus.

We make available free of charge through our website our annual report on Form 20-F, current reports on Form 6-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus or any prospectus supplement.

The Offering

Issuer:	Aptorum Group Limited

Securities Offered pursuant to this prospectus supplement:	1,535,000 Class A Ordinary Shares with an aggregate offering price of $3,070,000

Offering Price	$2.00 per Class A Ordinary Share

Class A Ordinary Shares outstanding before this offering*:	3,811,823 Class A Ordinary Shares

Class A Ordinary Shares outstanding after this offering*	5,346,823 Class A Ordinary Shares

Use of proceeds:	We estimate the net proceeds to us from this offering will be up to approximately $2,699,200 after deducting the commission and estimated offering expenses payable to us. We intend to use the net proceeds from this offering to restore and improve our research and development, for working capital and general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Transfer agent and registrar:	Continental Stock Transfer & Trust Company

Risk factors:	Investing in our securities involves a high degree of risk. For a discussion of factors, you should consider carefully before deciding to invest in our ordinary shares, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 4 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

NASDAQ Capital Market Symbol:	“APM”

*	The outstanding number of Class A Ordinary Shares do not include the shares issuable upon the following outstanding convertible securities :

●	294,224 Class A Ordinary Shares issuable to investors, Wainwright and the placement agent in the registered direct offering closed on February 28, 2020, upon exercise of the warrants issued on October 2, 2020;

●	54,054 Class A Ordinary Shares issuable to Jurchen Investment Corporation, the largest shareholder of the Company, upon exercise of warrants issued on February 28, 2020; and

●	1,301,033 Class A Ordinary Shares issuable to Jurchen Investment Corporation upon exercise of convertible bonds issued on September 11, 2023.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on April 30, 2024, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition, and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

In addition to the risk factors referenced above, we want to disclose the additional risk factors below.

Risks Related to This Offering

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds of this offering to restore and improve our research and development and for general operation purposes. We may also use a portion of the net proceeds of this offering to acquire other products or businesses, although we are not currently a party to an agreement regarding any such acquisition. However, our management will have broad discretion in the application of the net proceeds from this offering and will have the right to use the net proceeds for purposes that differ substantially from our current plans. Management may spend the net proceeds in ways that do not improve our results of operations or enhance the value of our Class A Ordinary Shares. The failure by management to apply these funds effectively could result in financial losses that could have a material and adverse effect on our business and cause the price of our Class A Ordinary Shares to decline.

If you purchase the Class A Ordinary Shares sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares.

The price per Class A Ordinary Share being offered may be higher than the net tangible book value per share of our outstanding Class A Ordinary Shares prior to this offering. An aggregate of 1,535,000 Class A Ordinary Shares are sold at a price of $2.00 per share, for aggregate gross proceeds of $3,070,000, and after deducting commissions and estimated offering expenses payable by us, as a result of this offering, the existing shareholders will incur immediate dilution of $0.13 per Ordinary Share,   representing the difference between the assumed offering price and our as adjusted net tangible book value as of June 30, 2024. For a more detailed discussion of the foregoing, see the section entitled “Dilution” on page S-9. To the extent outstanding stock options are exercised, there may be further dilution to new investors.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Class A Ordinary Shares or other securities convertible into or exchangeable for our Class A Ordinary Shares at prices that may not be the same as the price per share in this offering. The price per share at which we sell additional Class A Ordinary Shares, or securities convertible or exchangeable into Class A Ordinary Shares, in future transactions may be lower than the price per share paid by investors in this offering.

A substantial number of Class A Ordinary Shares may be sold in the market following this offering, which may depress the market price for our Class A Ordinary Shares.

Sales of a substantial number of Class A Ordinary Shares in the public market following this offering could cause the market price of our Class A Ordinary Shares to decline. A substantial majority of the outstanding Class A Ordinary Shares are, and the Class A Ordinary Shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act.

Securities analysts may not cover our ordinary shares, and this may have a negative impact on the market price of our ordinary shares.

The trading market for our ordinary shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our ordinary shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our ordinary shares, changes their opinion of our shares, or publishes inaccurate or unfavorable research about our business, the price of our ordinary shares would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Class A ordinary shares could decrease and we could lose visibility in the financial markets, which could cause the price and trading volume of our ordinary shares to decline.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2024:

●	on an actual basis, as derived from our unaudited consolidated financial statements as of June 30, 2024, which are incorporated by reference into this prospectus supplement; and

●	on an adjusted basis to give further effect to the issuance and sale of 1,535,000 Class A ordinary shares at the offering price of US$2.00 per Class A ordinary share, after deducting the estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

As of June 30, 2024

(All amounts in USD, except for share and per share data, unless otherwise noted)

	Actual	Pro forma As Adjusted
Cash and cash equivalents	$783,085	3,482,285

Short-term debts, including amount due to a related party	79,180	79,180
Long-term debt	-	-
Convertible notes and interest payable	3,148,500	3,148,500
Total indebtedness	$3,227,680	3,227,680

Shareholders’ equity:
Class A Ordinary Shares, 3,674,164 Class A ordinary shares outstanding on actual basis, 3,152,021 Class A ordinary shares outstanding on a pro forma as adjusted basis, 4,687,021 Class A ordinary shares outstanding on a pro forma as further adjusted basis	37	52
Class B Ordinary Shares	18	18
Additional Paid-in capital	93,470,186	96,169,371
Accumulated deficit	(70,805,518)	(70,805,518)
Accumulated other comprehensive loss	(9,762)	(9,762)
Total Shareholders’ Equity attributable to shareholders of Aptorum Group Limited	22,654,961	25,354,161
Deficit attributable to non-controlling interest	(9,477,974)	(9,477,974)
Total Shareholders’ Equity	13,176,987	15,876,187
Total capitalization	16,404,667	19,103,867

Notes:

(1)	Additional paid-in capital reflects the sale of Class A ordinary shares in this offering at a public offering price of $2.00 per share, and after deducting the estimated offering expenses payable by us. The pro forma as further adjusted information is illustrative only. We estimate that such net proceeds will be approximately $2,699,200 ($3,070,000 gross offering proceeds, less the estimated offering expenses payable by us of approximately $370,800).

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $2,699,200 after deducting the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to restore and improve our research and development, and for other general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures, and other strategic transactions.

Pending the final application of the net proceeds of this offering, we intend to invest the net proceeds of this offering in short-term, interest bearing, investment-grade securities.

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted immediately to the extent of the difference between the offering price per share and the adjusted net tangible book value per share of our Ordinary Shares after this offering.

Our net tangible book value on June 30, 2024, was approximately $13,176,987, or $2.35 per Ordinary Share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of ordinary shares outstanding.

After giving effect to the sale of our Class A Ordinary Shares of $3,070,000 in this offering at an assumed offering price of $2.00 per Class A Ordinary share, and after deducting the commission and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of June 30, 2024 would have been approximately $15,876,187, or approximately $2.22 per Ordinary Share. This represents an immediate decrease in net tangible book value of $0.13 per Ordinary Share to our existing shareholders and an immediate increase in net tangible book value of $0.22 per Ordinary Share to investors participating in this offering. The following table illustrates this dilution per Ordinary Share to existing shareholders as a result of this offering:

Assumed offering price per share			$2.00
Net tangible book value per share as of June 30, 2024	$2.35	$
Decrease in net tangible book value per share to existing investors after giving effect to this offering	$(0.13)
As adjusted net tangible book value per share as of June 30, 2024, after giving effect to this offering			$2.22
Dilution in net tangible book value per share to new investors in this offering			$(0.22)

The above discussion and table are based on 3,674,164 Class A Ordinary Shares and 1,796,934 Class B Ordinary Shares outstanding as of June 30, 2024 and exclude:

●	294,224 Class A Ordinary Shares issuable to investors, Wainwright and the placement agent in the registered direct offering closed on February 28, 2020, upon exercise of the warrants issued on October 2, 2020;

●	54,054 Class A Ordinary Shares issuable to Jurchen, the largest shareholder of the Company, upon exercise of warrants issued on February 28, 2020; and

●	1,301,033 Class A Ordinary Shares issuable to Jurchen upon exercise of convertible bonds issued on September 11, 2023.

To the extent that any of our outstanding options or warrants are exercised, we grant additional options or other awards under our share incentive plan or issue additional warrants, or we issue additional ordinary shares in the future, there may be further dilution.

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

We are offering 1,535,000 Class A Ordinary Shares for an aggregate value of $3,070,000 pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our ordinary shares are described under the caption “Description of Share Capital” beginning on page 7 of the accompanying prospectus.

PLAN OF DISTRIBUTION

Maxim Group LLC, has agreed to act as the exclusive Placement Agent in connection with this offering subject to the terms and conditions of the engagement letter, dated December 31, 2024. The Placement Agent is not purchasing or selling any securities offered by this prospectus supplement, nor is the Placement Agent required to arrange the purchase or sale of any specific number or dollar amount of our securities but has agreed to use its best efforts to arrange for the sale of our securities. We have entered into the Securities Purchase Agreement, dated January 2, 2025, directly with the investors in this offering pursuant to which we agreed to sell to such investors an aggregate of 1,535,000 Class A ordinary shares. We negotiated the price for the Class A ordinary shares offered in this offering with the investors. The factors considered in determining the price of the Class A ordinary shares included the recent market price of our Class A ordinary shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the investors as well as under certain other circumstances described in the Securities Purchase Agreement.

Fees and Expenses

We have agreed to pay the Placement Agent a total cash fee equal to seven percent (7.0%) of the aggregate gross proceeds raised in this offering.

The table below reflects the total offering proceeds, before deducting the estimated offering expenses.

	Per Class A ordinary share	Total
Public offering price	$2.00	$3,070,000
Placement Agent fees(1)	$0.14	$214,900
Proceeds to us, before expenses(2)	$1.86	$2,855,100

(1)	We have agreed to pay the Placement Agent a cash fee equal to seven percent (7.0%) of the aggregate gross proceeds of this offering.
(2)	We have also agreed to pay all expenses relating to the placement, which includes up to $50,000 for reasonable legal fees and disbursements for Placement Agent’s counsel.

We estimate expenses payable by us in connection with this offering, other than the Placement Agent’s fees and expenses referred to above, will be approximately $105,900.

After deducting certain fees and expenses due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $2,699,200.

Company Standstill

The Company agreed pursuant to the Securities Purchase Agreement that, subject to certain exceptions, for thirty (30) calendar days following the closing of the Offering (the “Standstill Period”), it would not (i) issue, or enter into any agreement to issue or announce the issuance or proposed issuance of any Class A Ordinary Shares, or any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Class A Ordinary Shares (the “Ordinary Share Equivalents”), or (ii) file any registration statement or amendment or supplement thereto, other than the prospectus supplement contemplated in the Securities Purchase Agreement and the filing of a registration statement on Form S-8 in connection with any employee benefit plan. In addition, during the Standstill Period, subject to certain exceptions, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Class A Ordinary Shares or Ordinary Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Securities Purchase Agreement).

Right of First Refusal

For a period of six (6) months from the closing of this offering, the Company, has granted the placement agent the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company or any successor to or any subsidiary of the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such six (6) month period.

Listing

Our Class A ordinary shares is listed on the Nasdaq Capital Market under the symbol “APM.”

We expect that delivery of the Class A Ordinary Shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about January 3, 2025, subject to customary closing conditions.

Listing

Our Class A Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “APM”.

LEGAL MATTERS

Certain legal matters governed by the laws of the Cayman Islands with respect to the validity of the offered securities will be passed upon for us by Campbells. Certain legal matters governed by the laws of New York will be passed upon for us by Hunter Taubman Fischer & Li, LLC, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, is counsel to Maxim Group LLC in connection with this offering.

EXPERTS

The consolidated financial statements of our Company appearing in our annual report on Form 20-F for the fiscal years ended December 31, 2023 and 2022 have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as set forth in the reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 30, 2024;

●	the Company’s Current Reports on Form 6-K, filed with the SEC on March 6, 2024, April 30, 2024, May 31, 2024, August 9, 2024, October 25, 2024, November 1, 2024, November 8, 2024, December 11, 2024, December 20, 2024, respectively, and

●	the description of our Class A Ordinary Shares contained in our Registration Statement on Form 8-A filed with the SEC on December 14, 2018, including any amendments and reports filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 17 Hanover Square, London W1S 1BN, United Kingdom, Attention: Sabrina Khan, Chief Financial Officer, +44 020 80929299. Additionally, copies of the documents incorporated herein by reference may be accessed at our website at www.aptorumgroup.com. The reference to our website address does not constitute incorporation by reference of the information contained on or accessible through our website, and you should not consider the contents of our website in making an investment decision with respect to our Class A Ordinary Shares.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at www.aptorumgroup.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantial portion of our assets are located outside the United States. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to our local Cayman Islands’ counsel, there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States, the United Kingdom or Hong Kong courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company. The courts of the Cayman Islands in the past determined that disgorgement proceedings brought at the instance of the Securities and Exchange Commission are penal or punitive in nature and such judgments would not be enforceable in the Cayman Islands. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore enforceable but the Cayman Islands’ Courts have not yet ruled in this regard. Our Cayman Islands’ counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable other than a sum payable in respect of taxes, fines, penalties, or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands.

As of the date hereof, no treaty or other form of reciprocity exists between the Cayman Islands and the United Kingdom and/or Hong Kong governing the recognition and enforcement of judgments.

Cayman Islands’ counsel further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the United Kingdom or Hong Kong, a judgment obtained in such jurisdictions will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PROSPECTUS APTORUM GROUP LIMITED

$125,000,000

Class A Ordinary Shares, Preferred Shares,

Warrants, Units and Debt Securities

540,540 Class A Ordinary Shares underlying Warrants

We may, from time to time in one or more offerings, offer and sell up to $125,000,000 in the aggregate of Class A Ordinary Shares, preferred shares, warrants to purchase Class A Ordinary Shares or preferred shares, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Ordinary Shares in any 12-month period so long as the aggregate market value of our outstanding Ordinary Shares held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

In this F-3, we are also registering for resale our Class A Ordinary Shares underlying 540,540 selling shareholder warrants identified below (the “Resale Shares”). On January 6, 2020, we filed with the SEC a registration statement on Form F-3 (File No. 333-235819) utilizing a shelf registration process (the “Shelf F3”) relating to the securities described in the prospectus supplement dated February 25, 2020 (the “Warrant Supplement”) and the prospectus supplement dated March 26, 2021 (the “At the Market Supplement,” together with the Warrant Supplement, the “Prospectus Supplements”), which registration statement was declared effective on January 15, 2020 (the “2020 F-3”). Under this shelf registration process, we were initially entitled to, from time to time, sell up to $100 million in the aggregate of Class A Ordinary Shares, preferred shares, warrants, units, and debt securities. Following the sales made pursuant to the Prospectus Supplements, we may sell up to approximately $125,000,000 worth of Class A Ordinary Shares in this offering.

The 2020 F-3 expires on January 15, 2023 and therefore, we are filing this registration statement as a new shelf registration statement, with unsold securities and fees paid under the “expiring” registration statement rolled over herein.

This prospectus also relates to the resale, by the selling shareholders identified in this prospectus, of up to 540,540 Class A Ordinary Shares underlying outstanding warrants (the “Selling Shareholder Warrants”) that remain outstanding from the Warrant Supplement. The selling shareholders are identified in the table commencing on page 27. We will not receive any proceeds from the exercise of the Selling Shareholder Warrants. See “Use of Proceeds.”

The selling shareholders may sell all or a portion of the Class A Ordinary Shares, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as or by a combination of such methods of sale. See “Selling Shareholders Plan of Distribution”.

Our Class A Ordinary Shares are listed on the Nasdaq Global Market under the symbol “APM.” On December 14, 2022, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Global Market was $0.52 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 19, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Class A Ordinary Shares, preferred shares, warrants to purchase Class A Ordinary Shares or preferred shares, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $125,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “Aptorum,” “we,” “us,” “our,” “the Company” or similar words refer to Aptorum Group Limited, together with our subsidiaries.

COMMONLY USED DEFINED TERMS

●	“505(b)(2) Application” refers to an application for which one or more of the investigations relied upon by the applicant for approval “were not conducted by or for the applicant and for which the applicant has not obtained a right of reference or use from the person by or for whom the investigations were conducted” (21 U.S.C. 355(b)(2)).

●	“A*STAR” refers to Agency for Science, Technology and Research

●	“Acticule” refers to Acticule Life Sciences Limited, an 80% owned subsidiary of Aptorum Group.

●	“Aeneas Group” refers to Aeneas Limited and its subsidiaries. Aeneas Limited is 76.8% owned by Jurchen Investment Corporation. Because Mr. Huen, a director holds 100% equity interest in Jurchen Investment Corporation, we refer Aeneas Group as a fellow subsidiary of Aptorum Group.

●	“AGP” refers to A.G.P./Alliance Global Partners, the placement agent for the February 2020 Offering (as defined below).

●	“AML” refers to Aptorum Medical Limited, a 91% owned subsidiary of Aptorum Group, as of the date of this report.

●	“AML Clinic” refers to an outpatient medical clinic operated by AML under the name of Talem Medical.

●	“Aptorum Group” and “Group” refer to Aptorum Group Limited, all of its subsidiaries, and VIEs to which we are a primary beneficiary.

●	“Aptorum Non-Therapeutics Group” refers to the Company’s non-therapeutics segment that encompasses: diagnostics projects including the novel molecular-based rapid pathogen identification and detection diagnostics (“RPIDD”) technology, natural supplement products including NativusWell®, and the AML Clinic.

●	“Aptorum Therapeutics Group” refers to the Company’s therapeutics segment that is operated through its wholly-owned subsidiary, Aptorum Therapeutics Limited, a Cayman Islands exempted company with limited liability, whose principal place of business is in Hong Kong and its indirect subsidiary companies, whose principal places of business are in the United Kingdom, Singapore and Hong Kong.

●	“At The Market Offering” or “ATM Offering” refers to the offering and sale of the Company’s Class A Ordinary Shares, offered pursuant to the prospectus supplement and the accompanying prospectus to the registration statement on Form F-3 (File No. 333-235819), in which H.C. Wainwright & Co., LLC (“Wainwright”), acted as the Company’s sales agent in accordance with certain at the market offering agreement (the “Sales Agreement”), dated as of March 26, 2021, by and between the Company and Wainwright.

●	“Bond” refers to the $15,000,000 convertible bond the Company originally issued to Peace Range Limited in the Bond Offering, but which has since been repurchased by one of the Company’s wholly owned subsidiaries, Aptorum Investment Holding Limited, pursuant to that certain Bond Repurchase Agreement dated April 24, 2019 between the Company, Peace Range Limited and Aptorum Investment Holding Limited, and which has matured and been redeemed on October 25, 2019.

●	“Bond Offering” refers to the Company’s private offering of the Bond that closed on April 25, 2018.

●	“cGCP” refers to Current Good Clinical Practice as adopted by the applicable regulatory authority.

●	“cGLP” refers to Current Good Laboratory Practice as adopted by the applicable regulatory authority.

●	“cGMP” refers to Current Good Manufacturing Practice as adopted by the applicable regulatory authority.

●	“Class A Ordinary Shares” refers to the Company’s Class A Ordinary Shares, par value $1.00 per share.

●	“Class B Ordinary Shares” refers to the Company’s Class B Ordinary Shares, par value $1.00 per share.

●	“CMC” refers to chemical, manufacturing and control.

●	“Company,” “we,” and “us” refer to Aptorum Group Limited, a Cayman Islands exempted company with limited liability whose principal place of business is in Hong Kong.

●	“Covar” refers to Covar Pharmaceuticals Incorporated, a contract research organization engaged by the Company.

●	“CROs” refers to contract research organizations.

●	“CTA” refers to Clinical Trial Application.

●	“EEA” refers to the European Economic Area.

●	“EMA” refers to the European Medicines Agency.

●	“EMEA” refers to Europe, the Middle East and Africa.

●	“EPO” refers to the European Patent Organization or the European Patent Office operated by it.

●	“European Patent” refers to patents issuable by the EPO.

●	“EU” refers to the European Union.

●	“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended.

●	“FDA” refers to U.S. Food and Drug Administration.

●	“FDCA” refers to the U.S. Federal Food, Drug and Cosmetic Act.

●	“February 2020 Offering” refers to the offer of Class A Ordinary Shares and warrants, including the Selling Shareholder Warrants, to purchase shares of Class A Ordinary Shares at an initial exercise price of $7.40 per share, pursuant to the offering we conducted in February 2020 pursuant to the prospectus supplement dated February 25, 2020 to the registration statement on Form F-3 (File No. 333-235819) that was declared effective on January 15, 2020.

●	“Fiscal year” refers to the period from January 31 of each calendar year to December 31 of the following calendar year.

●	“HKD” refers to Hong Kong Dollars.

●	“Hong Kong” or “H.K.” refers to Hong Kong Special Administrative Region of the People’s Republic of China.

●	“Hong Kong Doctors” refers to the doctors in Hong Kong under the employment of AML Clinic.

●	“IND” refers to Investigational New Drugs.

●	“IP” refers to intellectual property.

●	“IPO” or “Offering” means the initial public offering by the Company of 761,419 Class A Ordinary Shares consummated on December 17, 2018.

●	“Jurchen” refers to Jurchen Investment Corporation, a company wholly-owned by our former CEO and current director, Ian Huen, and a holding company of Aptorum Group.

●	“Lead Projects” refers to ALS-4, SACT-1 and RPIDD.

●	“Libra” refers to Libra Sciences Limited, a variable interest entity in which we hold 97.27% economic interest and 31.51% voting power. We are not the primary beneficiary of Libra.

●	“Major Patent Jurisdictions” refers to the United States, member states of the European Patent Organization and the People’s Republic of China.

●	“Mios” refers to Mios Pharmaceuticals Limited, a variable interest entity in which we hold 97.93% economic interest and 36.17% voting power. We are the primary beneficiary of Mios.

●	“Nativus” refers to Nativus Life Sciences Limited, a wholly-owned subsidiary of Aptorum Group.

●	“NMPA” refers to China’s National Medical Products Administration and its predecessor, the China Food and Drug Administration.

●	“NDA” refers to a New Drug Application issued by the FDA.

●	“Ordinary Shares” refers to the Class A Ordinary Shares and Class B Ordinary Shares collectively.

●	“PRC” and “China” refer to the People’s Republic of China.

●	“Registered Direct Offering” means the registered direct offering by the Company of 1,351,350 Class A Ordinary Shares and warrants to purchase up to 1,351,350 Class A Ordinary Share consummated on February 28, 2020.

●	“Resale Shares” refers to the Class A Ordinary Shares underlying the Selling Shareholder Warrants, as such term is herein after defined.

v

●	“Restructure” refers to the Company’s change from an investment fund with management shares and non-voting participating redeemable preference shares to a holding company with operating subsidiaries, effective as of March 1, 2017.

●	“Registration Statement” refers to the Company’s Registration Statement on Form F-1 (File No. 333-227198) for the sale of up to 3,493,969 Class A Ordinary Shares (including Class A Ordinary Shares underlying certain warrants and a bond, as fully described therein) which initially filed on September 5, 2018 and became effective on December 3, 2018.

●	“R&D” refers to research and development.

●	“R&D Center” refers to an in-house pharmaceutical development center located in Hong Kong Science and Technology Park.

●	“Securities Exchange Commission,” “SEC,” “Commission” or similar terms refer to the Securities Exchange Commission.

●	“Sarbanes-Oxley Act” refers to the Sarbanes-Oxley Act of 2002.

●	“Scipio” refers to Scipio Life Sciences Limited, a variable interest entity in which we hold 97.93% economic interest and 35.06% voting power. We are the primary beneficiary of Scipio.

●	“Securities Act” refers to the Securities Act of 1933.

●	“Selling Shareholder Warrants” refer to the 540,540 remaining warrants to purchase shares of Class A Ordinary Shares at an adjusted exercise price of $0 per share, issued to the selling shareholder noted herein, pursuant to the offering we conducted in February 2020 pursuant to the prospectus supplement dated February 25, 2020 to the registration statement on Form F-3 (File No. 333-235819) that was declared effective on January 15, 2020. The warrants are exercisable immediately as of the date of issuance and expire seven years from the date of issuance. There will be no trading market for the warrants.

●	“Series A Notes” refers to Series A convertible notes, at a purchase price of $10,000 per note, sold in the Series A Note Offering.

●	“Series A Note Investors” refers to the investors who purchased Series A Notes.

●	“Series A Note Offering” refers to the private offering of Series A Notes, pursuant to Regulation S or Regulation D, as promulgated under the Securities Act that closed on May 15, 2018.

●	“UK” refers to the United Kingdom.

●	“United States,” “U.S.” and “US” refer to the United States of America.

●	“Videns” refers to Videns Incorporation Limited, a wholly-owned subsidiary of Aptorum Group.

●	“VIE” refers to a variable interest entity.

●	“US$,” “U.S. dollars,” or “dollars” are to the legal currency of the United States.

●	“Resale Warrants” refers to the Selling Shareholder Warrants.

●	“Warrant Supplement” refers the prospectus supplement dated February 25, 2020

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR BUSINESS

We are a clinical stage biopharmaceutical company dedicated to the discovery, development and commercialization of therapeutic assets to treat diseases with unmet medical needs, particularly in oncology (including orphan oncology indications) and infectious diseases. The pipeline of Aptorum is also enriched through (i) the establishment of drug discovery platforms that enable the discovery of new therapeutics assets through, e.g. systematic screening of existing approved drug molecules, and microbiome-based research platform for treatments of metabolic diseases; and (ii) the co-development of a novel molecular-based rapid pathogen identification and detection diagnostics technology with Accelerate Technologies Pte Ltd, commercialization arm of the Singapore’s Agency for Science, Technology and Research.

In addition to the above main focus, we are also pursuing therapeutic projects in neurology, gastroenterology, metabolic disorders, women’s health and other disease areas. We also have projects focused on natural supplements for women undergoing menopause and experiencing related symptoms. We also opened a medical clinic, AML Clinic, in June 2018.

Our goal is to develop a broad range of novel and repurposed therapeutics and diagnostics technology across a wide range of disease/therapeutic areas. Key components of our strategy for achieving this goal include: (for details of our strategy, See “Our Strategy”)

●	Developing therapeutic and diagnostic innovations across a wide range of disease/therapeutic areas;

●	Selectively expanding our portfolio with potential products that may be able to attain orphan drug designation and/or satisfy current unmet medical needs;

●	Collaborating with leading academic institutions and CROs;

●	Expanding our in-house pharmaceutical development center;

●	Leveraging our management’s expertise, experience and commercial networks;

●	Obtaining and leveraging government grants to fund project development.

We have devoted a substantial portion of the proceeds from our offerings to our Lead Projects. Our Lead Projects are ALS-4, SACT-1 and RPIDD. In January 2022, we announced that we completed Phase 1 clinical trial for ALS-4 and Phase 1 clinical trial for assessing relative bioavailability and food effect of SACT-1. No serious adverse events were observed and there were no relevant clinical changes in respect of vital signs. We expect to be able to submit IND application to the US FDA in 2022 seeking to (i) initiate a Phase 2 clinical study to assess the efficacy of ALS-4 in patients and (ii) initiate our planned Phase 1b/2a trial for SACT-1, subject to regulatory review. We also commenced clinical validation of our molecular based RPIDD and will continue to undergo validations during 2023, in parallel with its pre-commercialization process in 2023-2024.

Aptorum was incorporated under the laws of the Cayman Islands on September 13, 2010. Our current business consists of “therapeutics” and “non-therapeutics” segments, all of which we operate through our subsidiaries.

We refer to our therapeutics segment as Aptorum Therapeutics Group, which is operated through Aptorum’s wholly-owned subsidiary, Aptorum Therapeutics Limited, a Cayman Islands exempted company with limited liability, whose principal place of business is in Hong Kong and whose subsidiaries (who we sometimes refer to herein as project companies) are based in the United Kingdom, Singapore and Hong Kong.

We refer to our non-therapeutics segment as Aptorum Non-Therapeutics Group. The Non-Therapeutics Group consists of: (i) diagnostics projects including a novel molecular based rapid pathogen identification and detection diagnostics (“RPIDD”) technology, (ii) natural supplements including NativusWell®, and (iii) AML Clinic. RPIDD technology is currently under co-development with A*STAR. The sale of natural supplements is operated through Nativus Life Sciences Limited (“Nativus”), a subsidiary of Aptorum Therapeutics Limited incorporated in the Cayman Islands. The Group’s outpatient clinic is operated through our subsidiary, Aptorum Medical Limited, which is a Hong Kong based company incorporated in the Cayman Islands with an office in Central, Hong Kong.

On September 25, 2020, Aptorum, via its subsidiaries, enters into a series of transactions with Accelerate Technologies Pte. Ltd.’s (“Accelerate Technologies”), the commercialization arm of the Singapore Agency for Science, Technology and Research (“A*STAR”), in relation to the research and development of novel molecular-based rapid pathogen identification and detection diagnostics (“RPIDD”) technology through its subsidiaries. Specifically, Aptorum Innovations Holding Pte. Limited, one of the Company’s subsidiaries, entered into an Exclusive Licence Agreement with Accelerate Technologies to co-develop the RPIDD technology. The term of the Exclusive Licence Agreement is described in Exhibit 4.62 on Form 20-F filed with the SEC on April 19, 2021. Furthermore, Accelerate Technologies, the inventors of the RPIDD technologies in A*STAR (“Founding Scientists”), Aptorum Innovations Holding Pte. Limited, and Aptorum Innovations Holding Limited (“AIHL”), a wholly owned subsidiary of the Company, entered into a Share Subscription & Shareholders Agreement on the same day to subscribe ordinary shares of Aptorum Innovations Holding Pte. Limited. The shares are subscribed and issued in two tranches, the first tranche has taken place at closing of the Share Subscription & Shareholders Agreement, while the second tranche will take place after the certain first milestone is met. The total number of shares subscribed by the shareholders under the Share Subscription & Shareholders Agreement is around 2.7 million. After the two tranches of subscription, Aptorum, Accelerate Technologies and the Founding Scientists are expected to control 71.23%, 14.25% and 9.53% of the share of Aptorum Innovations Holding Pte. Limited respectively, with 4.99% of the shares reserved for its employee share plan.

Currently, we conduct the majority of our operations through the following subsidiaries: Aptorum Therapeutics Limited, Nativus Life Sciences Limited, Aptorum Medical Limited and Aptorum Innovations Holding Pte. Limited. All investments into our company are into the parent company, Aptorum Group Limited; you may never hold direct equity interests in our subsidiaries or VIEs.

Prior to March 2017, the Company had pursued passive healthcare related investments in early stage companies primarily in the United States. However, we have since ceased pursuing further passive investment operations and intend to exit all such portfolio investments over an appropriate timeframe to focus resources on our current business.

On December 30, 2020, Aptorum Innovations Holding Limited, or AIHL, one of the Company’s wholly-owned subsidiaries, entered into an Evaluation Agreement with Illumina Inc (“Illumina”). Pursuant to the agreement, AIHL will evaluate the data and performance of Illumina’s sequencing technology based on the workflow of AIHL’s molecular rapid pathogen identification and detection diagnostics technology (“RPIDD”), at AIHL’s Singapore based evaluation site.

Corporate Information

Our principal executive office is located at 17 Hanover Square, London W1S 1BN, United Kingdom. Our telephone number is +44 20 80929299.

Our website is www.aptorumgroup.com. The information on our website is not part of this prospectus.

We make available free of charge through our website our annual report on Form 20-F, current reports on Form 6-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus or any prospectus supplement.

ABOUT THE SECONDARY OFFERING

The secondary offering of this prospectus relates to the offer and resale by the Selling Shareholders of an aggregate of 540,540 Class A Ordinary Shares, all of which are issuable upon the exercise of 540,540 Selling Shareholder Warrants. All of the Class A Ordinary Shares underlying the Resale Warrants, when sold, will be sold by the Selling Shareholders. The Selling Shareholders may sell the Class A Ordinary Shares from time to time at prevailing market prices or at privately negotiated prices.

Class A Ordinary Shares underlying Resale Warrants offered by the Selling Shareholders	540,540 Class A Ordinary Shares underlying the Selling Shareholder Warrants
Class A Ordinary Shares outstanding as of December 19, 2022	13,269,528 (1)
Use of Proceeds	We will not receive any proceeds from the sale of the Class A Ordinary Shares underlying the Selling Shareholder Warrants.
Risk Factors	An investment in the Class A Ordinary Shares offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section on page 4 and other information in this prospectus for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations

(1)	The number of shares of our Class A Ordinary Shares outstanding prior to and that will be outstanding after this offering excludes all Warrants outstanding or issuable in connection with this offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F filed on April 29, 2022, as supplemented or amended and as may be updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

In addition to the risk factors referenced above, we want to disclose the additional risk factors noted below.

Shares eligible for future sale may adversely affect the market price of our Class A Ordinary Shares on NASDAQ or other stock markets, as the future sale of a substantial amount of outstanding Class A Ordinary Shares in the public marketplace could reduce the price of our Class A Ordinary Shares.

The market price of our Class A Ordinary Shares could decline as a result of sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Class A Ordinary Shares. An aggregate of 13,269,528 Class A Ordinary Shares are outstanding as of the date of this prospectus. We are including 540,540 resale shares in this prospectus. All of the Class A Ordinary Shares sold in our initial public offering are freely transferable without restriction or further registration under the Securities Act. The remaining Class A Ordinary Shares will be “restricted securities” as defined in Rule 144. These Class A Ordinary Shares may be sold without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

Resales of our Class A Ordinary Shares in the public market by the Selling Shareholders may cause the market price of our Class A Ordinary Shares to decline.

Sales of Resale Shares could result in resales of our Class A Ordinary Shares by our current shareholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Class A Ordinary Shares.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development and commercialization of our projects and the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

We will not receive any proceeds from the sale of the Class A Ordinary Shares represented by the selling shareholders.

Since the exercise price of the Selling Shareholder Warrants is $0.00, there will not be any proceeds from the cash exercise of such warrants.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SHARE CAPITAL

Ordinary Shares

The following description of our Ordinary Shares, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our Class A Ordinary Shares that we may offer under this prospectus, as well as the material terms and provisions of our Class B Ordinary Shares although we are not offering any such shares under this prospectus. While the terms we have summarized below will apply generally to any future Class A Ordinary Shares that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our Ordinary Shares, please refer to our Second Amended and Restated Memorandum and Articles of Association, which is incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by Cayman Islands law. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Second Amended and Restated Memorandum and Articles of Association, as in effect at the time of any offering of securities under this prospectus. For information on how to obtain copies of our Second Amended and Restated Memorandum and Articles of Association, see “Where You Can Find More Information.”

As of the date hereof, the authorized share capital of the Company is $100,000,000, consisting of 60,000,000 Class A Ordinary Shares, par value $1.00 each and 40,000,000 Class B Ordinary Shares, par value $1.00 each. As of the date hereof, 13,269,528 Class A Ordinary Shares and 22,437,754 Class B Ordinary Shares are issued and outstanding. All of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares are fully paid.

Our authorized share capital is divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have the same rights except for voting rights and conversion rights.

The holders of Class A Ordinary Shares are entitled to one vote for each such share held and shall be entitled to notice of any shareholders’ meeting, and, subject to the terms of Second Amended and Restated Memorandum and Articles, to vote thereat. The Class A Ordinary Shares are not redeemable at the option of the holder and are not convertible into shares of any other class.

The holders of Class B Ordinary Shares shall have the right to ten votes for each such share held, and shall be entitled to notice of any shareholders’ meeting and, subject to the terms of the Second Amended and Restated Memorandum and Articles, to vote thereat. The Class B Ordinary Shares are not redeemable at the option of the holder but are convertible into Class A Ordinary Shares at any time after issue at the option of the holder on a one to one basis.

Dividends

The holders of our Class A Ordinary Shares and Class B Ordinary Shares are entitled to such dividends as may be declared by our Board of Directors subject to the Companies Law and to our Memorandum and Articles.

Voting Rights

In respect of all matters subject to a shareholders’ vote, each Class B Ordinary Share is entitled to ten votes, and each Class A Ordinary Share is entitled to one vote, voting together as one class. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded by the chairman or persons holding certain amounts of shares as set forth in the Memorandum and Articles. Actions that may be taken at a general meeting also may be taken by a unanimous resolution of the shareholders in writing.

No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; two members present in person or by proxy, one of whom shall be the holder of the majority of the shares in the Company, shall be a quorum provided always that if the Company has one member of record the quorum shall be that one member present in person or by proxy. An ordinary resolution to be passed at a general meeting requires the affirmative vote of a simple majority of the votes cast, while a special resolution requires the affirmative vote of at least two-thirds of votes cast at a general meeting. A special resolution will be required for important matters.

A special resolution of members is required to change the name of the Company, approve a merger, wind up the Company, amend the Memorandum and Articles and reduce the share capital.

Conversion

Class A Ordinary Shares are not convertible. Each Class B Ordinary Share shall be convertible, at the option of the holder thereof, into such number of fully paid and non-assessable Class A Ordinary Shares on the basis that one Class B Ordinary Share shall be converted into one Class A Ordinary Share (being a 1:1 ratio and hereafter referred to as the “Conversion Rate”), subject to adjustment.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his, its or her Class A Ordinary Shares or Class B Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our Board of Directors or in a form prescribed by the stock exchange on which our shares are then listed.

Our Board of Directors may, in its sole discretion, decline to register any transfer of any Class A Ordinary Shares or Class B Ordinary Shares whether or not it is fully paid up to the total consideration paid for such shares. Our directors may also decline to register any transfer of any Class A Ordinary Shares or Class B Ordinary Shares if (a) the instrument of transfer is not accompanied by the certificate covering the shares to which it relates or any other evidence as our Board of Directors may reasonably require to prove the title of the transferor to, or his/her right to transfer the shares; or (b) the instrument of transfer is in respect of more than one class of shares.

If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

The registration of transfers may be suspended and the register closed at such times and for such periods as our Board of Directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Winding-Up/Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), a liquidator may be appointed to determine how to distribute the assets among the holders of the Class A Ordinary Shares and Class B Ordinary Shares. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately; a similar basis will be employed if the assets are more than sufficient to repay the whole of the capital at the commencement of the winding up.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our Board of Directors may from time to time make calls upon shareholders for any amounts unpaid on their Class A Ordinary Shares or Class B Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption of Shares

We may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Board of Directors.

Variations of Rights of Shares

All or any of the special rights attached to any class of shares may, be varied with the resolution of at least two thirds of the issued shares of that class or a resolution passed at a general meeting of the holders of the shares of that class present in person or by proxy or with the consent in writing of the holders of at least two-thirds of the issued shares of that class.

Inspection of Books and Records

Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being Directors and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Companies Law or authorized by the Directors or by the Company in a general meeting. However, the Directors shall from time to time cause to be prepared and to be laid before the Company in a general meeting, profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by Companies Law. (See “Where You Can Find More Information”)

Issuance of Additional Shares

Our Memorandum and Articles authorize our Board of Directors to issue additional Class A Ordinary Shares or Class B Ordinary Shares from time to time as our Board of Directors shall determine, to the extent there are available authorized but unissued shares.

Issuance of additional shares may dilute the voting power of holders of Class A Ordinary Shares and Class B Ordinary Shares. However, our Memorandum of Association provides for authorized share capital comprising Class A Ordinary Shares and Class B Ordinary Shares and to the extent the rights attached to any class may be varied, the Company must comply with the provisions in the Memorandum and Articles relating to variations to rights of shares.

Preferred Shares

As all the current authorized share capital is designated as Class A Ordinary Share or Class B Ordinary Share only, shareholders’ resolution will be needed to amend the authorized share capital if the Company decides to issue preferred shares. After such resolution and amendment, the Board is empowered to designate and issue from time to time one or more classes or series of preferred shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of the Company’s ordinary shares or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of the Company.

Anti-Takeover Provisions

Some provisions of our Memorandum and Articles may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that limit the ability of shareholders to requisition and convene general meetings of shareholders. Our Memorandum and Articles allow our shareholders holding shares representing in aggregate not less than ten percent of our paid up share capital (as to the total consideration paid for such shares) in issue to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

General Meetings of Shareholders and Shareholder Proposals

Our shareholders’ general meetings may be held in such place within or outside the Cayman Islands as our Board of Directors considers appropriate.

As a Cayman Islands exempted company, we are not obliged by the Companies Law to call shareholders’ annual general meetings. However, our Memorandum and Articles provide that we shall hold a general meeting in each year as our annual general meeting other than the year in which the Memorandum and Articles were adopted at such time and place as determined by the directors. The directors may, whenever they think fit, convene an extraordinary general meeting.

Shareholders’ annual general meetings and any other general meetings of our shareholders may be convened by a majority of our Board of Directors. Our Board of Directors shall give not less than seven days’ written notice of a shareholders’ meeting to those persons whose names appear as members in our register of members on the date the notice is given (or on any other date determined by our directors to be the record date for such meeting) and who are entitled to vote at the meeting.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles allow our shareholders holding shares representing in aggregate not less than ten percent of our paid up share capital (as to the total consideration paid for such shares) in issue to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; otherwise, our Memorandum and Articles do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Exempted Company

We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside of the Cayman Islands;

●	is exempted from certain requirements of the Companies Law, including the filing an annual return of its shareholders with the Registrar of Companies or the Immigration Board;

●	does not have to make its register of members open for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value (subject to the provisions of the Companies Law);

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance); and

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members

Under Cayman Islands law, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members are deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in, or omitted from, our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles require us to indemnify our officers and directors for actions, proceedings, claims, losses, damages, costs, liabilities and expenses (“Indemnified Losses”) incurred in their capacities as such unless such Indemnified Losses arise from dishonesty of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Description of Warrants

We may issue warrants to purchase our Class A Ordinary Shares or preferred shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Class A Ordinary Shares or preferred shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Class A Ordinary Shares or preferred shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of Class A Ordinary Shares or preferred shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Class A Ordinary Shares or preferred shares purchasable upon exercise, if any.

Outstanding Warrants

As of the date of this prospectus, there are 3,482,715 outstanding warrants to purchase Class A Ordinary Shares.

Description of Selling Shareholders Warrants

The initial exercise price of the Selling Shareholder Warrants was $7.40 per share. However, on August 27, 2020, the Company entered into certain warrant exchange agreements (the “Purchaser Exchange Agreements”) with two of the non-affiliated warrant holders to purchase Class A Ordinary Shares of the Company (the “Purchaser Warrant Exchange”). Since not all of the purchasers of the Warrant Offering participated in the Purchaser Warrant Exchange, the exercise prices of their respective warrants, including the Selling Shareholder Warrants was reduced to a nominal amount pursuant to the anti-dilution provisions in such warrants.

The Selling Shareholder Warrants may be exercised for cash or, if there is no effective registration statement covering the resale of the Ordinary Shares issuable upon exercise of the Selling Shareholder Warrants, by cashless exercise.

A holder may not exercise any of the Selling Shareholder Warrants, and the Company may not issue Ordinary Shares upon exercise of any of the Warrants if, after giving effect to the exercise, a holder together with its “attribution parties,” would beneficially own in excess of 4.99%, of the outstanding Ordinary Shares. At each holder’s option, the cap may be increased or decrease to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to the Company. Such increase or decrease in each holder’s cap will apply only to that holder and its “attribution parties,” and not to any other holder than is not an “attribution party” of such holder.

The Selling Shareholder Warrants will prohibit the Company from entering into transactions constituting a Fundamental Transaction (as defined in the Selling Shareholder Warrants) unless the successor entity assumes all of the Company’s obligations under the Selling Shareholder Warrants and the other transaction documents in a written agreement approved by the Required Holders (as defined in the Selling Shareholder Warrants). The definition of Fundamental Transactions includes, but is not limited to, mergers, a sale of all or substantially all of the Company’s assets, certain tender offers and other transactions that result in a change of control. Further, in connection with a Change of Control (as defined in the Warrants), upon request of a holder of a Selling Shareholder Warrant, the Company or the Successor Entity (as defined in the Warrants), as the case may be, shall exchange a Selling Shareholder Warrant for consideration equal to the Black Scholes Value (as defined in the Selling Shareholder Warrants) of such portion of such Selling Shareholder Warrant subject to exchange in cash. The definition of Change of Control is generally the same as the definition of Fundamental Transaction but excludes certain types of Fundamental Transactions.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units comprised of Class A Ordinary Shares or preferred shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable, if applicable;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital - Ordinary Shares and Preferred Shares” and “Description of Warrants” will apply to each unit and to any Class A Ordinary Shares, preferred shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

We may enter into unit agreements with a unit agent. Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Description of Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities.

We may issue notes under senior or subordinated indentures or, separately, without the use of an indenture. If we issue senior or subordinated notes without the use of an indenture, we will issue such senior or subordinated notes directly to the purchasers of such senior or subordinated notes.

If we issue senior notes under a senior indenture, we will enter into such subordinated indenture with the trustee to be named in such senior indenture. If we issue subordinated notes under a subordinated indenture, we will enter into such subordinated indenture with the trustee to be named in such subordinated indenture. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of such notes and indentures, if any, that describes the terms of the particular note we may offer under this prospectus, and any supplement agreements, before the issuance of the related note. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. In addition, the particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth, among other things:

●	the title;

●	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	the terms of the subordination of any series of subordinated debt, if applicable;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with shareholders and affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

●	the procedures for any auction and remarketing, if any;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	if other than dollars, the currency in which the series of debt securities will be denominated; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for Class A Ordinary Shares, preferred shares or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

●	to evidence and provide for the acceptance of appointment by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations, among others survive until the maturity date or the redemption date:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust; and

●	appoint any successor trustee;

and the following obligations survive the maturity date or the redemption date:

●	recover excess money held by the debenture trustee; and

●	compensate and indemnify the debenture trustee.

As more fully set forth in the indentures, in order to exercise our rights to be discharged, we must either deliver for cancellation all securities of a series to the debenture trustee or must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in a board resolution the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will name in the applicable board resolution any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time:

●	through agents;

●	to or through underwriters;

●	through brokers or dealers;

●	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly by us to purchasers, including through a specific bidding, auction or other process; or

●	through a combination of any of these methods of sale.

The applicable prospectus supplement will contain the terms of the transaction, the name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any such agent will use its commercially reasonable efforts to solicit purchases for the period of its appointment or to sell securities on a continuing basis. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. Accordingly, any commission, discount or concession received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. We have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. As of the date of this prospectus, there are no special selling arrangements between any broker-dealer or other person and us regarding any securities that may be sold pursuant to this prospectus or prospectus supplement. No period of time has been fixed within which the securities will be offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us, and the sale thereof may be made by us, directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than Class A Ordinary Shares will be a new issue and, other than our Class A Ordinary Shares, which are listed on The Nasdaq Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of our Class A Ordinary Shares, preferred shares and warrants, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The Nasdaq Capital Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement.

SELLING SHAREHOLDERS

We are registering for resale our Class A Ordinary Shares underlying the Selling Shareholder Warrants identified below. The shares underlying the Selling Shareholder Warrants were included in the Warrant Supplement. We are registering the shares to permit the Selling Shareholders and their pledgees, donees, transferees and other successors-in-interest that receive their shares from a Selling Shareholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution.” As of the date hereof, there are 540,540 Selling Shareholder Warrants outstanding, which can be exercised for up to 540,540 Class A Ordinary Shares.

The following table sets forth:

●	the name of the Selling Shareholders;

●	the number of our Class A Ordinary Shares that the Selling Shareholders beneficially owned prior to the Offering for resale of the shares under this prospectus;

●	the maximum number of our Class A Ordinary Shares that may be offered for resale for the account of the Selling Shareholders under this prospectus; and

●	the number and percentage of our Class A Ordinary Shares beneficially owned by the Selling Shareholder after the Offering of the shares (assuming all of the offered shares are sold by the Selling Shareholder), is based on 13,269,528 Class A Ordinary Shares and 22,437,754 Class B Ordinary Shares outstanding as of the date hereof; these figures do not include the Class A Ordinary Shares underlying other outstanding warrants and assumes the Class B Ordinary Shares are converted.

None of the Selling Shareholders are a broker dealer or an affiliate of a broker dealer and none of the Selling Shareholders have any agreement or understanding to distribute any of the shares being registered herein.

The Selling Shareholders may offer for sale all or part of the shares from time to time. The table below assumes that the Selling Shareholders will sell all of the shares offered for resale. A Selling Shareholder is under no obligation, however, to sell any shares pursuant to this prospectus.

Name of Selling Shareholder	Class A Ordinary Shares Beneficially Owned Prior to Offering(1)	Maximum Number of Class A Ordinary Shares to be Sold(2)	Number of Class A Ordinary Shares Owned After Offering(3)	Percentage Ownership After Offering (4)
Jurchen Investment Corporation(5)	20,305,082	540,540	19,764,542	68.99%

(1)	For the purpose of this selling shareholder table only, the Offering refers to the resale of the Class A Ordinary Shares by each Selling Shareholder listed above. Unless otherwise noted, the Selling Shareholders became one of our shareholders pursuant to the private offering that we conducted through the prospectus supplement dated February 25, 2020 (the “Warrant Supplement”) to the registration statement on Form F-3 (File No. 333-235819) utilizing a shelf registration process that was declared effective on January 15, 2020. The exercise price of the Selling Shareholder Warrants are subject to certain anti-dilution provisions, which would be triggered if we were to sell securities at a price below the price at which we sold the Notes. (See “Description of our Securities”).

(2)	This number represents all of the Resale Shares underlying the Selling Shareholder Warrants, all of which we agreed to register.

(3)	Since we do not have the ability to control how many, if any, of the shares the Selling Shareholder will sell, we have assumed that the Selling Shareholder will sell all of the shares offered herein for purposes of determining how many shares they will own after the Offering and its percentage of ownership following the Offering.

(4)	All percentages have been rounded up to the nearest one hundredth of one percent.

(5)	Includes 3,703,073 Class A Ordinary Shares owned by Jurchen, warrants held by Jurchen to purchase 540,540 Class A Ordinary Shares, and 16,061,469 Class B Ordinary Shares owned by Jurchen. Jurchen Investment Corporation, is a company wholly-owned by Mr. Huen. Mr. Huen maintains sole voting control over the shares held by Jurchen, the principal office address of which is at 17th Floor, Guangdong Investment Tower, 148 Connaught Road Central, Hong Kong.

Material Relationships with Selling Shareholders

We have had the following material relationships with the Selling Shareholder in the last three (3) years:

Jurchen Investment Corporation, the largest shareholder of Aptorum Group, which is wholly owned by Mr. Ian Huen, a current non-executive director and the Company’s former Chief Executive Officer and Chairman of the Board, (the “Affiliated Investor”) is the selling shareholder. The Selling Shareholder Warrants included herein were offered on the same terms as the offer to the unaffiliated investors of the same offering.

SELLING SHAREHOLDER PLAN OF DISTRIBUTION

The Selling Shareholders and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their Resale Shares at prevailing market prices or privately negotiated prices.

The Selling Shareholders may use any one or more of the following methods when selling Resale Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

●	block trades in which the broker-dealer will attempt to sell the Class A Ordinary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that this registration statement is declared effective by the SEC;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such Resale Shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell Resale Shares under Rule 144 under the Securities Act, if all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale, rather than under this prospectus.

In connection with the sale of the Resale Shares or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Resale Shares in the course of hedging the positions they assume. The Selling Shareholder may also sell the Resale Shares short and deliver these securities to close out their short positions, or loan or pledge the Resale Shares to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Resale Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholder do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Shareholder may from time to time pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 will be filed amending the list of Selling Shareholder to include the pledgee, transferee or other successors in interest as Selling Shareholder under this prospectus and the pledgees or secured parties may offer and sell Resale Shares from time to time under the supplement or amendment to this prospectus.

The Selling Shareholder also may transfer the Resale Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholder and any broker-dealers or agents that are involved in selling the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Resale Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Resale Shares will be paid by the Selling Shareholder and/or the purchasers. Each Selling Shareholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such Selling Shareholder’s business and, at the time of its purchase of such securities such Selling Shareholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each Selling Shareholder that it may not use shares registered on this registration statement to cover short sales of Resale Shares made prior to the date on which this registration statement shall have been declared effective by the SEC. If a Selling Shareholder uses this prospectus for any sale of the Resale Shares, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Shareholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Shareholders in connection with resales of their respective Resale Shares under this registration statement.

We are required to pay all fees and expenses incident to the registration of the Resale Shares, but the Company will not receive any proceeds from the sale of the Resale Shares. The Company has agreed to indemnify the Selling Shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li to the extent governed by the laws of the State of New York, and by Campbells to the extent governed by the laws of the Cayman Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements incorporated by reference in this prospectus for the year ended December 31, 2021 have been audited by Marcum Asia CPAs LLP (formerly known as Marcum Bernstein & Pinchuk LLP), an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FINANCIAL INFORMATION

The financial statements for the year ended December 31, 2021 are included in our Annual Report on Form 20-F, which is incorporated by reference into this prospectus. The interim financial statements for the six months ended June 30, 2022 are included in our Current Report on Form 6-K filed on September 30. 2022, which is incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on April 29, 2022;

●	the Company’s Current Reports on Form 6-K, filed with the SEC on May 31, 2022; June 9, 2022; July 11, 2022; September 15, 2022; September 30, 2022; November 8, 2022; November 18, 2022; and December 9, 2022;

●	the Company’s Current Report on Form 6-K, filed with the SEC on February 26, 2020;

●	the Company’s Current Report on Form 6-K, filed with the SEC on August 27, 2020;

●	the Company’s Current Report on Form 6-K, filed with the SEC on October 2, 2020; and,

●	the description of our Class A Ordinary Shares contained in our Registration Statement on Form 8-A filed with the SEC on December 14, 2018, including any amendments and reports filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 17 Hanover Square, London W1S 1BN, United Kingdom, Attention: Marianna Wong, General Manager, +44 20 80929299.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at www.aptorumgroup.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in Hong Kong. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to our local Cayman Islands’ counsel, there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States or Hong Kong courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company. The courts of the Cayman Islands in the past determined that disgorgement proceedings brought at the instance of the Securities and Exchange Commission are penal or punitive in nature and such judgments would not be enforceable in the Cayman Islands. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore enforceable but the Cayman Islands’ Courts have not yet ruled in this regard. Our Cayman Islands’ counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands.

As of the date hereof, no treaty or other form of reciprocity exists between the Cayman Islands and Hong Kong governing the recognition and enforcement of judgments.

Cayman Islands’ counsel further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or Hong Kong, a judgment obtained in such jurisdictions will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

1,535,000 Class A Ordinary Shares

APTORUM GROUP LIMITED

Maxim Group LLC